Exhibit 10.4

, ( ' J.. • s 1 - ' · F ' . f"F'tffe EMPLOYMENT AGREEMENT (this ''J \ grc p mcnL "), doted as of tf .. c, O 19 (the "Effective Pnlo") , by and between Go Gr n Global Tcchnolog,ies Corp . , a Nevada corporation (the "t&l!!lll! . U - " . ƒ ') and Danny Bishop (the "E cc 1111 vo'') . This Agreement shall supersede and replace all other prior i,grccmcnls and understandings, whether oral or written, between the Company and the Executive . WHEREAS, th Company desires to employ lhe E."<ecutivc, and the Executive desires to be employed by the Company, subject to the tenns and conditions set forth below; and NOW, THEREFORE, in consideration of the foregoing and the mutual ngreernents and covenants hereinafter set forth, the parties hereto agree as follows: I . Emvlo . The Company hereby employs the Executive and the Executive hereby accepts ernploymei 1 t by the Company for the period and on the terms ond conditions set forth in this Agreement . 2. Io . jtjon . Emplo_y , n 1 J 1 Dulles and Rcspon ibi l jtjci . The Executive shall be employed as the Company's CEO/President, subject to such reasonable duties and responsibilities granted, and restrictions impoocd by the Company's Board ofDirecton ; (the ''I! . ru . !m"), and subject to 1 he Company's policies and procedures . 3. pcns:,,fion ontl Bcnclits . 1 l 1 e Compatiy shall pay the Executive a ca h fee of $ 48 , 000 . 00 , pro rata, for a term of twelve (12) months, provided that the Company raises capital through sale and issuance of common stock, for aggregate gross proceeds of at least $100 , 000 . (a) The Compony shall issue six hundred forty thousand ( 640 , 000 ) restricted common shares (the "filli!Z : Cf') to the E . "<ecutivc 011 the Effective Date . (b) T (C) he Executive shall be eligible for cash bonuses and the Company·s executive stock options, as determined and approved by tJ1c Board . 2. Emnlgycc Benefit 5 . During the Term of !he Executive's employment, the Executive shall be entitled to participate in all other benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to office employees a 11 d other employees of the Company in accord . mce with the tenns of such plans, benefits or programs . Any vacation time not taken during any calendar year of employment shall not be carried into any subsequent calcndllr year, and the Company shaJI not be obligated to pay the l : ,'xecutivc for any vacation time available lo but not used by the Executive within the prescribed period . 3. ' .. llID!ll . l, Hn(wfajnruen l und Othe, l } 1 . 1 ; • i 11 cs ; Exmmsg ;. During the period of employme, 1 t pursuant to this Agreement, the Executive will be reimbur .; ed for rea onable expenses incurred for the benefit of the Company in accordance with the general policy of the Company TI 1 ose rcimbunmhle expenses shall include properly documented, authorized or otherwise reasonably required, tra \ 'cl, cntcrtai 11 mcnt at 1 d odJCr business expenses incurred by the Executive, other than those expenses related to or in connection with routine commutation In and from the Executive ·s home, in accordance with the Company's general 11 olicy 4. Deduction . All references herein to compensation to be paid to the Executive are to the gross amounts thereof which are due hereunder . · 11 ,e Company shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, without limitation, soci I security payments, income tax withholding and any other deduction required by law) now in eITecl or which may become effective nt any lime during the tenn of this Agreement . 4. '.fu.o1: Seycrunce . 1. Term . This Agreement shall be for a tcnn of twelve (12) months commencing on the Eifoclive Dale, unless sooner terminated as hereinafter provided . This Agreement shall he renewed for a successive period of one year after the initial twelve - month term unless either the Executive 01 the Company delivers a writt,m notice of tennination to the other party at lea t thirty (30) days prior to the start of any such rxnewal period . TI 1 c compensation for the Executive will be ncgotiatoo with the Board lhirty (30) days prior to the renewal . The cash fee of the renewed agreement shall not be Jess lhnn $48,000.00.

2. Scycr ; mcc , In tJ 1 c event (a) the Company tcm 1 i . tw 1 es lhe Execulivc's employment wider !his Agrcemenl for any reason other than for ''Cause" under Seclion 5 , or (b) the Executive tcnninatcs his employment under this Agreement for Good Reason (as defined below), the Executive shall be entitled to receive all of the Compensation set fm 1 b in Seelion 3 herein . 3. Good f{cpson . for the purposes hereof, ''Good Rc : ison ' ' shall mean the occurrence of any of tl,c following cvenls without the Ex . cculivc's consent : {i) the termination or material reduction of any m!ttcrial employee benefit or perquisite enjoyed by the Executive (other than in connection with the tcnnination or reduction of such benefit or perquisite to all executives of the Company or us may be required by law), (ii) a malcri l diminulion in Employee's aulhority, duties or responsibilities, or (iii) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor lo all or subslanlially all of the a . o ; scls of the Company within thirty (30) calendar days after tl,e closing of a merger, consolidation, sale or similar transaction . Notwithstanding the foregoing, following written notice from the Executive of 11 ny of the events described in (i) through (iii) above, ilic Company shall have thirty (30) calendar days in which to cure the alleged conduct . If the Company fails to cure, the Executive's termination shall become cffoctive on the 31 st calendar day following such written notice . 5. ' l ermmution for Cause . The Company may discharge the Execu 1 ive at any time for Cause . For purposes of tbis Agreement, • means (a) conviction of a ielony offense involving moral turpitude, (b) commission of fraud or dishonesty which hns or could reasonably be expected to have a material adverse effect on the Company's business, or (e) willi \ Jl misconduct or willful violation of any ex . pccss direction or any reasmrnhlc rule or regulation established by the Board from time to lune, after, in each case under this clause (c) which i . capable of curing, written notice is provided to the Executive and 1 he Executive has failed to cure suclt acts or action after a period of thirty (30) days . Jn the event that the Company wishes to discharge the Executive under clause (c) above, the Company shall notify the Executive in writing of tli . c Company's intention to discharge lhc Executive und of the time (which shall be at lea . st 48 hours a!lcr such notice) and place when the Executive may haw a hearing before the Board . Within five (5) business days following such hearing, the Hoard shall advise the Executive of its detcnnination und, if the Executive is to he terminated, of the date of the Executive's tcnnination . In the event of any lcrrnination pursuant to this Section 5 , the Company shall have no further obligations oc liabilities hereunder after the dale of such discharge (oilier than a_ set fortll in Section 6 . 1 below) . 6. Con. equcncc Upon Tcrminmis m . 6 . I Payment of Com 1 lensn 1 jon Owed . Upon the termination uf the Executive's employmeot and this Agreement for any reason whatsoever, the Company shiill promptly pay to tJie Executive all compensalion owed to Executive up until the date of termination . 6 . 2 Remm of PrnnsrtY - Upon the lcanination of the Executive's cmp \ oymcnl and this Agceemcnt for any reason who 1 soe \ ·er, 1 hc Exccuti \ 'e shall promp 1 ly return to the Company all Confidontml Mal e rin l b (as defined below) in his posse i n or within the Exec u tive 's control . all keys . credit cards, 1 > 11 sincss card files and other property belonging to the Company . 7 N<mdjsclosurc and Non - Conu:ioic . 1. Definitions, . The following words and expressions used in this Agreement shall have the r< : spcctive meanings hereby assigned lo tl 1 em as follows : (a) · • • means any past or current customer of lhe Company or any of its subsidiaric, JIOd shull also include those prospective customers who are actively being marketed or engaged l>y the Company or auy of its subsidiaries during tl 1 c tenn of this Agreement (b) "! ;; ompeutor" means any individual, partnership, corporation, association or other business enterprise in MY form, otJ 1 er than the Company and its subsidiaries, which at any time during the Restriction Period (as defined herein), either direclly or indirectly engages in the business of operating water and technology licensing, m : ukcting, manufacturing, or development company in the Restriction Arca (as defined herein) . (c) " " means any product, material, medicine, invenlion, design, patent or other creation used by the Company or any of its subsidiaries ancl shall include, but not be limited to, all patented technology for non - chemical wate, treatment nnd fuel combustion applications . (d) " Confic l cn!jn l lnfoan 11 tion" means all infomiation of the Company and its suhsidiarie . which is not generally known or available to t! 1 c public ur a Competitor (whether or not in written or tangible fom 1 ), the knowledge of which could benefit a Competitor, iricluding without limit . alion, all of the following 1 ypes of information : (i) information pertaining to Customers, PersoMel or Products; (ii) research, projections, finani;;ial infonnation, and cost and pricing information; (iii) product or service development plans and marlreting strategies; and (iv) trade secrets. Product, or other knowledge or processes of or developed by the Company or any of ils subsidiaries.

(e) "Confidential Materials" means any and all documents, materials, patents, designs, recordings or any other tangible items (including, without limitation, copies or reproductions of any of the foregoing) in which Confidential Information may be contained.

(f) "Personnel" means any and all employees, contractors, agents, brokers, consultants or other individuals rendering services to the Company or any of its subsidiaries for compensation in any form, whether employed by or independent of the Company or any of its subsidiaries.

(g) "Restriction Area" shall mean and refer to North America.

(h) "Restriction Period" shall mean and refer to the period of time, commencing on the Executive's date of employment and expiring one year after, for any reason whatsoever, the employment relationship between the Executive and the Company or any of its subsidiaries terminates.

7.2 Covenant Not to Compete.

(a) During the Restriction Period, the Executive shall not directly or indirectly, own, manage, invest or acquire any economic stake or interest in, or otherwise engage or participate in any manner whatsoever in any Competitor (whether as a proprietor, partner, shareholder, investor, manager, director, officer, employee, venturer, representative, agent, broker, independent contractor, consultant, or other participant). The Executive, however, shall not be prohibited from owning a passive investment of less than five percent (5%) of the outstanding shares of capital stock or bonds of a corporation, which stock or bonds are listed on a national securities exchange or are publicly traded in the over-the-counter market.

(b) The parties recognize the possibility that there might be some limited ways, which the parties do not now contemplate, through which the Executive might be able to participate in a Competitor, and which pose no risk of harm to the interests of the Company or its subsidiaries. If, prior to beginning any such relationship with a Competitor, the Executive makes a full disclosure to the Company of the nature of the Executive's proposed participation, the Company agrees to evaluate whether it or its subsidiaries will suffer any risk of harm to it or their respective interests, and will notify the Executive if it has any objection to the Executive's proposed participation.

7.3 Covenant Not to Interfere.

(a) During the Restriction Period, the Executive shall not, directly or indirectly, solicit, induce or influence, or attempt to induce or influence, any Customer or Personnel to terminate a relationship which has been formed or that the Executive knows is being formed with the Company or any of its subsidiaries, or to reduce the extent of, discourage the development of, or otherwise harm its relationship with the Company or any of its subsidiaries, including, without limitation, to commence or increase its relationship with any Competitor.

(b) During the Restriction Period, the Executive shall not, other than during the term of this Agreement consistent with his duties and obligations under Section 2 hereof, directly or indirectly, recruit, solicit, induce or influence, any Personnel known by the Executive to be employed by the Company or any of its subsidiaries to discontinue, reduce the extent of, discourage the development of, or otherwise harm their relationship or commitment to the Company or its subsidiaries, including, without limitation, by employing, seeking to employ or inducing or influencing a Competitor to employ or seek to employ any Personnel of the Company or any of its subsidiaries, or inducing an employee of the Company or any of its subsidiaries to leave employment by the Company or its subsidiary, as the case may be. Any general solicitation to the public that is not directed at the Company and/or any of its subsidiaries shall not constitute a breach of this paragraph, and the restrictions set forth herein shall not apply to any person (i) who initiates contact with the Executive or the Executive's then current employer in response to a general solicitation to the public, or (ii) who initiates contact with the Executive or the Executive's then current employer in response to any general search conducted by a placement firm which does not expressly target such Personnel.

7.4 Confidential Information.

(a) Duty to Maintain Confidentiality. The Executive shall maintain in strict confidence and safeguard all Confidential Information. The Executive covenants that the Executive will become familiar with and abide by all policies and rules issued by the Company now or in the future dealing with Confidential Information.

(b) Covenant Not to Disclose, Use or Exploit. The Executive shall not, directly or indirectly, disclose to anyone or use or otherwise exploit for the benefit of anyone, other than the Company and its subsidiaries, any Confidential Information.

(c) Confidential Materials. All Confidential Materials are and shall remain the exclusive property of the Company. No Confidential Materials may be copied or otherwise reproduced, removed from the premises of the Company, or entrusted to any person or entity (other than the Personnel entitled to such materials by authorization of the Company) without prior written permission from the Company. Notwithstanding the foregoing, the Executive may copy Confidential Information and remove such Confidential Information from the Company's premises to the Executive's residence, in each case, in the ordinary course of business in the discharge of the Executive's duties and obligations under this Agreement.

7 . 5 Cnrnmmy Proper! - Any and all wrillngs, improvements, processes, designs, patents, medicines, inventions, procedures and/or teclmiqucs which the Executive mny make . conceive, discover or develop, eithel' solely or jointly wilh any other person or persons, al any time during Lbc tCJm of lltis Agreement, whether during working hours or al . any other time and whether at request or upon the suggestion of the Company or any subsidiazy thereof, which relate to any business now or hereafter carried on or contemplated by the Compmy or any subsidiary thereat ; including developments or expansions of its present field of operations, shall be the sole and exclusive property of the Company . The Executive shall make full disclosure to the Company of all such writ . ing . 1 , improvements, processes, procedures and techniques, and shall do cveiyd 1 ing necessary or desirable to vest lhe absolute title thereto in the Company . The Executive shall not be entitled to any additional or special compensation or rcimbu 1 Scment regarding nny mul all such wdtings, improvements, processes, 1 >roccdurcs and technique .. , . 1. Equjla h je Ro)jp[ . The pw : ties acknowledge that the provisions and restrictions of Section 7 of this Agreement are reDSDllllble and necessnry for the protection of the legitimate interi : sts of the Company and lhe Executive . The parties further acknowledge lhat the provisions and re 1 rictions of Section 7 of this Agreeinenl are uniq 11 e, and that any breach or threatened breach of any of these provisions or restrictions by the Executive will provide the Company with no adequate remedy at law, and the result will be irreparable hann to the Company ThcrefOfll, the parties agree that upon a breach or thn : atcned breach of the provi . ions or rcs 1 rictions of Section 7 of this Agreement by the Executive, the Company shall be entitled, in addition lo auy other remedies which may be available to it, to institute and maintain proceedings al law or in equity, ID recover damages, obtain specific perfonnance or a temporary or permanent ntjunction, without the necessity of establishing the likelihood of irrep 11111 ble iajucy or proving damages and without being required \ o post bond or other security . 2. Moditica,io n o[Re ; ,Lrjc t in n s : Pull Restriction Period . If the Restriction Period, the Restriction Ania or the scope of activity restricted in Article 8 should be adjudged unreasonable in any proceeding, then the Restriction Period shall be reduced by such number of months, the Restriction Area shall be reduced by the eliminalion of sucl \ portion thereof or the scope of the restricted activity shall be modified, or any or all of the foregoing, so that such restric : tions may be enforced in such area and for such time as is adjudgcd lo be reasonable . If Ibo Executive violates any of tho restrictions contained in Section 7 , the Restriction Period shall not nm in : fiivor of the Eicecutivc from the time of commencement of any such violation until such time n . sllch violation shall be cured by the Eicecutivc to the reasonable satisfaction of the Company . 9. . Consideraiioo for Restrictive Coycgpn 1 , 9 . The Executive acknowledges that the execution of this Agreement and comp]Ulllce with it by the Comp 1111 y shall eonstitute fair and adequate consideration for the Executive's compliance with the restrictive covemmts contllincd in the rCSJ>cctive sections of lhis Agreement . 10. Mis.eHaueous . 10 . J ,ovcn,ing I,uw . This Agreement, its interpn,u 11 ion, JJeJ"formance and cnforeenumt, and the rights and remedies of the parties hereto, sl!all be governed and construed by the laws of the State of Nevada . Any claim or controversy arising out of or relating to the interpretation, application or e 11 forcell 1 ent of any provision of this Agrcerne . nt, shall be submitted for resolution ID a court of competent jurisdiction in New York County, New York The parties hereby L'Ollscnt to pe 1 Sonal jurisdiction and venue in New York County, New York . 10 . 2 - A waiver by any party of any condition or the breach of any term, covenant, representation or wan - nnty contained in this Agreement, whether by conduct or otherwise, iu any one or more instunccs, shall not be deemed or construed as a further or continuing waiver of any such condition or the breach or any other term, covenant, representation, or warranty set forth in 1 his Agreenu, - nl . l 0 . 3 llllill - This Agreement between the parties hereto with respect to lhe subject in 111 ler hereof and supersedes all prior agreemm'IS, and oontcmporaneous under 11 . Dndings, inducement . I or conditions, express or implied, wril 1 en or oral, between the parties with respocl to th e subject nUlttcr hereof . Tho cxprc 111 ti : rms hereof control and supersede any course of perfonnance mid/or usage of th e trade inconsistent with any of the tcmis hereo £ 10 . 4 Notice, ; , All noliccs, requests, claims, demnnds 1 tnd olhor comm 11 nica 1 ions hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier seivice, by lelecopy, by eleclro 11 ic mail or by registered or certified mail (postage prepaid, rctllm recc : ipt requested) to the respective partie . ,, Notice to tho following indivicl 11 Dls and 11 ddrosscs will sorvc as valid notice : If to the Bxllcutive: D1111ny Biahop 41 Helll'lhltone Drive Brooldleld, CT 06804 Binail: dan@gogrc:eolechcmp.org

Ifto the Company: Go Green Globol Tcchnologi< - ."l Corp 640 Federal Rd, Brookfield, CoMeclicut 06804 Attn: Board of Directors With u copy to: Ross D. Carmel, Esq. Carmel, Mih=.o & DiChia,a LLP 55 West 39., St, 18,. Fl. New York, New Yorx I00l 8 Email: rcarmcl@cmdllp.com 10. '.! l:l&rul.tn.. The descrip1ive heading,, oontai11eJ in this Agreement are for convenience of reference only and shall not affect in any way the meaning or intcrprcttstion of this Agreement. 6. Sc,·crabi)i!)! . If any term or other provision of this Agreement is invalid, illegal or inc!!pabl< : of being enforced by any law or public policy, all other tem 1 s and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transnctions contemplated hereby is not affected in any manner materially adverse to any pany . Upon such delc,m \ inulion !liat any term (){ other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to ffect the original intent of the parties as closely as po ible in an acceptllhle manner in order that lhe transactions contemplated hereby are consummated as originally contemplated to the greatest extent pos . iblc . 7. CounlCQ>i!!' . ! : ! - This Agreement may be exccuced in one or more counterparts, and by the different parties hereto in separate cmmterparts, each of which when executed shall be deemed lo be an original but all of which taken together shall constitute one and the same cmcnt . 8. Amendment or Tc : rmina r iog . No agreement shall be elJectivc to change, modify, waive , release, amend or terminate this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this A ment and is signed by the party . gainst whom enforcement of the change . modification, waiver, relcllSC, amendment or termination is sought . 11. lndcrooificllJioo . (a) The Company agrees that if the Executive is made a pnrty, or is threatened to be made a pnrty, to any action, suit or proceeding, whether civil, criminal, administrative or invcstigativc Ptooccding"), by rea on of the fact that be is or was a director, offiCCt" or employee of the Company or any of its affiliates or is or was serving at the request of . the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a diro ; tor, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Board, if greater, by the laws oflhe State of Delaware, against all cost, expense, liRl>ility and loss (including, without limitation, a(tomey's fees, judgments, fines, excise truces or other liabilities or pennllies and amounts paid or to b<l paid in settlement) reasonably incurred or suffered by lhc b'xccutivc in ( . "OMection therewilh, and such indemnification shall continue a to the Executive even ifhe has ceased to be a dire, ; tor, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrator, ;. (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have mude a determination prior to the commencement of any proceeding < . 'Onccrning payment of amounts claimed by the Executive under Section 11 (a) above that indemnification of the Executivo is proper because he ha< ; met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that llu : Ex tivc hllS not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct . (c) The Company agree ... tn maintain direcrors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for i!s other executive officers and directorn . , llS applicable . 12. Code Section 409A . (a) 11 tis Agreement shall be interpreted and iwlmini . t . ered in a manner $ 0 that any amount or benefit payable hereunder shall be paid or provided in a manner !Ml is either exempt from or complill 11 t with the requirements of Section 409 A of lhe Internal Revenue Code of 1986 , as amended (the • ' Cod e' ') and applicable Internal Revenue Service guidance and Treasury Regulations issued !hereunder (and any applicable transition relief

. . - not warranted or guarnnteed . Neither the Company nor its directors, ollicers, employees or advisers shall be held liable for any taxes, interest, penalties or other monctnty nmounL owed by the Executive as a result of 1 he applicution of Section 409 A of the Code . (b) Notwithstanding anything in this Agreement to the contrwy, to the extent that any amount or benefit that would constitute non - exempt "deferred compensation" for purposes of Section 409 A of the Code ("! : fun : f' - X \ !Wlll ()< ; fom : c l C, 11 )( 11 : t n ti on" ) would otherwL c be payable or distributable hcr, : undcr, or a different fonn of payment of such Non Exempt Deterred Compensation would be eflected, by reason of the Executive's termination of employment, such Non - Exempt J)cfcn - ed Compensation will not be payable or distributable to the Executive, and/or such different fonn of payment will not be effected, by reason of such circumstm 1 ce unless the circumst . 1 nccs giving rise to such termination of employment meet any description or definition of "separation from scrvic " in Section 409 A of !he Code and applicable regulations (without giving cITcel to any elective provisions tlrnt may be available under such definition) . This provision does not affect the dolJar amowll or prohibit the msttng of any Non Exempt Deferred Compensation upon a 1 ennination of employment . If this provision prevents the payment or distribution of any Non - Exempt Dcfc - rred Compensation, or the application of u different form of payment, such payment or distribution shall be made at the 1 jme and in tl 1 c fonn that would have applied absent the non - 409 A eonforming event (c) Nolwil 11 standing anytl 1 ing in this Agreement lo the contrary, if any amount or benefit that would constitute Non - Exempt Deferred Compensation would otherwise be pnyable or distributable und r this Agreement by reason of the Executive's separation from service during a period in which he is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas . Reg . Section 1 . 409 A - 3 (j)( 4 Xii) (domestic relations order), (i)(4)(iii) (conflicts of interest), or (i)(4)(vi) (paymenl of employment laxes) : (i) the amount of such Non - Exempt Deferred Compensation that would otherwise be payable during the six - month period immediately following the Executive's separation from service will be accumulated through and paid or provided on the firs! day o[the seventh month . following the Executive's separation from service (or , if the Executive dies during such period, within thirty (30) days after the Executive's death) (in either case, the ' · Rcqujn : d De l ay Period ") ; nnd (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume al the end of the Required Delay Period . for purposes of this Agreement, the tem 1 "Sn ci[jpd Emp l oyee" has the meaning given such tenn in Code Section 4091 \ and the final regulations thereunder . (d) Each payment of termination benefits under Section 5 . 2 (a) of this Agreement shall be considered a separate payment, as described in Treas . Reg . Section l . 409 A - 2 (b)(2) . for purposes of Section 409 A of the Code . (e) If the Executive is e,uitled to be paid or reimbursed for any taxable expenses undct Section 3 . 5 hereof, and such payment s or reimbursements are includible in the Executive's federal gross taxable income, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other c : dend,ir yeur, und the reimbur, ; ement of an eligible expense mu - t be mad e no later than December 3 ( of the year after the year in which lhc expense was incurred . No rigl 1 t of the Executiv e to reimbursement of expenses under Section 3 5 hereof shall be subject to liquidation or exchange for another benefit (f) The Company shall have the sole authority to make any accelerated distribution pennissiblc under Treas . Reg . Section l . 409 A - 3 (i)(4) to the Executive of deferred amounts, provided lhat such distribution meets U 1 e requirements ofTrca . Reg . Section I . 409 A - 3 (i)(4) . IN WllNESS WHEREOF, the parties hereto llave caused this Agreement to be executed as oftl1e dale first written above. Go Gi - «11 Glob11l Technologies Corp. Board ofDircclors Executh·e (_ I